Exhibit 99.1

SCOTT SCHEIRMAN APPOINTED CHIEF EXECUTIVE OFFICER OF CPI CARD GROUP

SEPTEMBER 27, 2017

LITTLETON, Colo.—(BUSINESS WIRE)— CPI Card Group (Nasdaq: PMTS, TSX: PMTS), a global leader in financial and EMV® chip card production and related services, today announced the appointment of Scott Scheirman as President and Chief Executive Officer, effective October 5, 2017, succeeding Steve Montross who will be ending his service as CEO on October 4, 2017 in connection with his previously announced retirement. Mr. Montross will continue in an advisory capacity through June 30, 2018. Mr. Scheirman has served as a member of CPI Card Group’s Board of Directors since October 2016 and will continue to serve on the board. Mr. Scheirman brings over 20 years of executive global business leadership experience with leading organizations including First Data Corporation (NYSE: FDC) and Western Union (NYSE: WU).

“I along with my fellow directors are thrilled to appoint Scott Scheirman as CEO of CPI Card Group and we are confident he will be an excellent leader for the Company,” said Brad Seaman, Chairman of the Board of CPI Card Group. “His track record of achieving growth, energizing teams and creating value makes him an ideal fit.  We are confident Scott will effectively lead the company through strategic planning and relentless execution and by focusing on meeting the needs of current and future customers.”

Mr. Seaman continued, “The entire Board thanks Steve for his leadership of CPI Card Group over the last decade.  We all acknowledge his vision and tenacity in making huge strides in the Company’s product offering and performance.  We appreciate his role in transitioning with Scott and our customers and we wish him the very best in his upcoming retirement.”

Mr. Scheirman has more than two decades of executive leadership experience with financial services and technology enabled companies.  Mr. Scheirman served as Executive Vice President and Chief Financial Officer of Western Union for seven years, where he helped expand revenue from technology enabled B2B and consumer digital product offerings more than six-fold in five years and had broad global executive responsibilities, including leading business planning and analysis, financial operations and process improvement.

“I am delighted to be joining the team at CPI Card Group,” said Mr. Scheirman. “The leadership team is exceptionally talented, and I am looking forward to providing customers with superior products and solutions and leading the Company into the next phase of growth.”

Prior to Western Union, Mr. Scheirman spent twelve years at First Data Corporation in a variety of executive leadership roles and prior to First Data Corporation, Mr. Scheirman spent seven years at Ernst & Young.  He is a resident of the greater Denver area and holds a Bachelor of Science degree in Business Administration with an emphasis in Accounting from the University of Northern Colorado.

About CPI Card Group

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in North America, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

EMV is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Source: CPI Card Group

ICR Inc. for CPI Card Group

Investor Relations Contact:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

or

Media Relations Contact:

Laura Anderson

203-682-8267

media@cpicardgroup.com